EXHIBIT 23.2

            CONSENT OF INDEPENDENT PETROLEUM AND GEOLOGICAL ENGINEERS

        The undersigned hereby consents to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reserve reports relating to the oil and gas reserves of Callon Petroleum Company, Callon Consolidated Partners, L.P. and CN Resources at December 31, 1993, 1994 and 1995. We also consent to the references to us under the headings "Risk Factors--Estimates of Oil and Gas Reserves," "Experts" and "Business and Properties" and elsewhere in such Prospectus.

                                            Huddleston & Co. Inc.

                                            By:  /s/  PETER D. HUDDLESTON
                                               Name:  PETER D. HUDDLESTON, P.E.
                                               Title: PRESIDENT

November 4, 1996